SCHEDULE 14 INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Farmers National Banc Corp.
(Name of Registrant of Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FARMERS NATIONAL BANC CORP.
20 SOUTH BROAD STREET
CANFIELD, OHIO 44406
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MARCH 27, 2008
TO THE HOLDERS OF SHARES OF COMMON STOCK:
     NOTICE IS HEREBY GIVEN that pursuant to call of its Board of Directors, the Annual Meeting of the Shareholders of FARMERS NATIONAL BANC CORP., Canfield, Ohio will be held at Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Rd., Canfield, Ohio 44406 on Thursday, March 27, 2008 at three-thirty o’clock (3:30) P.M., Eastern Standard Time, for the purpose of considering and voting upon the following matters:
     1. ELECTION OF DIRECTORS. The election of two (2) individual directors listed in the accompanying Proxy Statement for terms expiring in 2011.
     2. AMENDMENT TO THE CODE OF REGULATIONS. To amend the Corporation’s Code of Regulations to change the date of the annual Meeting of Shareholders as described in the accompanying Proxy Statement.
     3. TO TRANSACT SUCH OTHER BUSINESS as may properly come before the Meeting or any adjournment thereof.
     Shareholders of record at the close of business on February 1, 2008 are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.

By Order of the Board of Directors, Frank L. Paden, President & Secretary

Canfield, Ohio
March 6, 2008
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

FARMERS NATIONAL BANC CORP.
20 SOUTH BROAD STREET
CANFIELD, OHIO 44406
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MARCH 27, 2008
     Farmers National Banc Corp., herein referred to as “Farmers” or the “Corporation” is furnishing this Proxy Statement to its shareholders in connection with the solicitation, by order of the Board of Directors of Farmers, of proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, March 27, 2008 at 3:30 P.M., Eastern Standard Time, at Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Rd., Canfield, Ohio 44406, and at any adjournments thereof. The Corporation is a one-bank holding company of which The Farmers National Bank of Canfield, herein referred to as the “Bank” is the wholly owned subsidiary.
     The cost for solicitation of proxies will be borne by Farmers. Brokerage firms and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. Farmers will, upon request, reimburse brokerage firms, and other custodians, nominees and fiduciaries for the execution of proxies and for their expenses in forwarding proxy material to their principals.
     The proxy statement and the form of proxy are being mailed on March 6, 2008 or as soon thereafter as practicable to all shareholders entitled to vote at the meeting. In addition to use of mails, proxies may be solicited by officers, directors, and employees of Farmers by personal interview, telephone or other forms of direct communication.
     The 2007 Annual Report, including the required audited financial statements of the Corporation and related financial information, is enclosed with this proxy statement and form of proxy.
VOTING RIGHTS
     Only shareholders of record at the close of business on February 1, 2008 will be entitled to vote at the meeting. As of February 1, 2008, Farmers had issued and outstanding 13,028,376 shares of common stock with no par value held by approximately 3,870 holders of record eligible to vote. Each outstanding share entitles the record holder to one vote. The number of shares present at the meeting in person or by proxy will constitute a quorum for the transaction of business.
     It is important that your stock be represented at the meeting, regardless of the number of shares you may own. We would appreciate your signing and returning the enclosed proxy. The shares represented by each proxy, which is properly executed and returned to Farmers, will be voted in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by proxy will be voted “FOR” the election of each of the directors as described herein under Proposal 1. An abstention or failure to vote on amending the Code of Regulations is equal to a vote “AGAINST” Proposal 2. The proxy may be revoked at any time prior to its exercise, by delivering notice of revocation or a duly executed proxy bearing a later date to the Treasurer of the Corporation at any time before the proxy is voted. Shareholders who attend the meeting in person may vote their stock even though they may have sent in a proxy. No officer or employee of Farmers may be named as a proxy. If you received two or more proxy forms because of a difference in addresses or registration of shareholdings, each should be executed and returned in order to assure a complete tabulation of shares.

     The Corporation will appoint two officers to act as inspectors for the purpose of tabulating the votes cast by proxy. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. The directors standing for re-election shall be elected by a plurality of the votes cast.
     The Board of Directors knows of no other business that will be presented for consideration at the 2007 Annual Meeting other than the matters described in this Proxy Statement. If any other matters should come before the meeting, the proxy holders will vote upon them in accordance with their best judgment.
PROPOSAL NO. 1:
ELECTION OF DIRECTORS
     The Board of Directors of the Corporation currently consists of eight (8) directors and is divided into three (3) Classes. Two (2) directors are in Class I whose terms expire March 2008 and are up for election this year, three (3) directors are in Class II whose terms expire March 2009, and three (3) directors are in Class III whose terms expire March 2010. Pursuant to the Code of Regulations, the authorized number of directors has been set at eight (8). The Board of Directors has nominated the two (2) persons named below to serve as directors in accordance with the proposal. The class in which each director is designated is identified below. Each of the nominees is presently a member of the Board of Directors and has consented to serve another term as director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or approve a resolution that provides for a lesser number of directors. It is presently anticipated that each person elected as a director of the Corporation at the annual meeting will be elected by the Corporation as a director of the Corporation’s wholly owned subsidiary, Farmers National Bank of Canfield.
The two (2) Class I nominees proposed for election at this Annual Meeting are Joseph D. Lane and Ronald V. Wertz.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE TWO NOMINEES NAMED IN THIS PROXY STATEMENT.
PROPOSAL NO. 2:
AMENDMENT TO THE CODE OF REGULATIONS RELATING TO ANNUAL MEETING DATE
     In February 2008, the Corporation’s Board of Directors voted unanimously to recommend to the Corporation’s shareholders that Article II, Section 1 of the Corporation’s Code of Regulations be amended to change the date of the Corporation’s Annual Meeting of Shareholders from the month of March to April, at a date and time that the Board deems appropriate; commencing in the Year 2009. Although the Board of Directors characterizes the proposed Amendment to the Code of Regulations as a procedural matter, the Board considers the Amendment to the Code of Regulations as necessary and desirable for the following reasons: While the Corporation has complied with the annual meeting date in the past, preparing and filing the annual proxy statement for the annual meeting in conjunction with the preparation, compiling and filing of year end financial statements and the year end audit has required management to allocate a concentrated amount of time to regulatory compliance matters during January and February of each year. Moving the annual meeting date to April will allow management to better balance the responsibilities of various regulatory compliance requirements with the day to day responsibilities of operating the Corporation. Moving the annual meeting date to April will also provide improved flexibility, efficiency and effectiveness of the Board and management in addressing customary and other year-end corporate business that have evolved from increased organizational, regulatory and administrative complexities.
Due to these increased organizational, regulatory and administrative complexities that have evolved over time and currently affect the Corporation, the Board of Directors believes that the Corporation’s management will benefit from the additional time to prepare for the Annual Meeting of Shareholders.
Should the proposal be adopted by the Corporation’s shareholders, Article II, Section I of the Corporation’s Code of Regulations would be amended to read in its entirety as follows:
“Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation, for the purpose of fixing or changing the number of directors of the corporation, electing directors and transacting such other business as may come before the meeting, shall be held on a day, to be determined by the Board of Directors, in the month of April each year.”
To approve the proposed Amendment, the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power is required. Your vote on this proposal is particularly important since an abstention or failure to vote is tantamount to a vote against the amendments to the Code of Regulations.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE CODE OF REGULATIONS DESCRIBED IN THIS PROXY STATEMENT.

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INFORMATION WITH RESPECT TO NOMINEES
     The following table sets forth, as of the Record Date, the names of the nominees and the continuing directors, as well as their ages, a brief description of their recent business experience, including occupations and employment, the year in which each director became a director of the Corporation and the year in which their terms (or in the case of the nominees, proposed terms) as directors of the Corporation expire.

	Principal Occupation and Five Year Business		Director
Name	Experience	Age	Since
Nominees
Joseph D. Lane Class I Director Three Year Term Expires 2011	Attorney and Principal of Lane & Rusu Co. L.P.A. since 1995. President & CEO of Lane Funeral Homes, Inc. since 2002 and Lane Life Paramedics Ambulance Services since 1985.	55	1999

Ronald V. Wertz Class I Director Three Year Term Expires 2011	Retired Vice President, CPCU, CIC, Risk Management Consultant with Acordia Insurance since 1998. Previously was President and Owner of Boyer Insurance, Inc. since 1981.	61	1989

Continuing Directors
Benjamin R. Brown Class II Director Three Year Term Expires 2009	President and Owner of Castruction Company, Incorporated in 1965. The company designs and manufactures pre-cast shapes and associated products for the steel industry.	62	1991

Anne Frederick Crawford Class II Director Three Year Term Expires 2009	Self-employed/sole proprietor/Attorney-at-Law since 2007. Previously was a partner in the law firm Brennan, Frederick, Vouros & Yarwood, Ltd. Since 1992.	44	2004

James R. Fisher Class II Director Three Year Term Expires 2009	Certified Public Accountant (CPA), currently owner/director of Akron Auto Auction, Inc. since 2000. Previously was a Partner with Hill, Barth and King LLC since 1965.	69	2004

Ralph D. Macali Class III Director Three Year Term Expires 2010	Vice President of Palmer J. Macali, Inc., since 1986. The company operates a Giant Eagle retail grocery store. Mr. Macali is a partner in P.M.R.P. Partnership, a real estate investment company since 1996 and is a limited partner in the Macali Family Limited Partnership since 1998.	51	2001

Frank L. Paden Class III Director Three Year Term Expires 2010	President & CEO of Farmers National Bank since 1996 and EVP/Sr. Loan Officer since 1991. President & Secretary of Farmers National Banc Corp. since 1996.	56	1992

Earl R. Scott Class III Director Three Year Term Expires 2010	Certified Public Accountant (CPA), Shareholder with local accounting firm, Reali, Giampetro & Scott since 1977.	62	2003

SECURITY OWNERSHIP OF MANAGEMENT
     The following table sets forth information regarding beneficial ownership as of December 31, 2007 of the Corporation’s common shares by (i) each person the Corporation believes beneficially holds more than 5% of the Corporation’s outstanding shares of the Corporation’s common stock; (ii) each Director; (iii) each named executive officer listed in the Summary Compensation Table under the section entitled “Executive Compensation”; and (iv) all executive officers and all directors as a group. In addition, unless otherwise indicated, all persons named below can be reached at Farmers National Banc Corp., 20 South Broad Street, Canfield, Ohio 44406.

	Aggregate Number of
	Shares Beneficially		Percent of
Name	Owned (A)		Outstanding Shares
Benjamin R. Brown	66,872		0.51%
Joseph D. Lane	263,836		2.03%
Ralph D. Macali	100,372		0.77%
James R. Fisher	4,899		0.04%
Frank L. Paden, President and CEO	45,851	(B)	0.35%
Earl R. Scott	4,950		0.04%
Anne Frederick Crawford	59,004		0.45%
Ronald V. Wertz	106,975		0.82%
Carl D. Culp, EVP & CFO	5,649	(C)	0.04%
Donald F. Lukas, Senior VP	3,596	(C)	0.03%
Mark L. Graham, Senior VP	5,972	(D)	0.05%
All Directors and Executive Officers as a Group	667,976	(E)	5.13%

(A)	Information relating to beneficial ownership is based upon information available to Farmers and uses “Beneficial Ownership” concepts set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, Beneficial Ownership includes those shares over which an individual has sole or shared voting, and/or investment powers such as beneficial interest of a spouse, minor children, or other relatives living in the home of the named individual, trusts, estates and certain affiliated companies.

(B)	Includes 7,500 shares subject to options exercisable within 60 days of the Record Date.

(C)	Includes 3,000 shares subject to options exercisable within 60 days of the Record Date.

(D)	Includes 2,000 shares subject to options exercisable within 60 days of the Record Date.

(E)	Includes 45,851 shares held by Frank L. Paden; 5,649 shares held by Carl D. Culp; 3,596 shares held by Donald F. Lukas and 5,972 shares held by Mark L. Graham.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Corporation’s directors and executive officers, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.
     To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during 2007 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

COMMITTEES OF THE BOARD OF DIRECTORS
     During 2007, the Board of Directors of the Corporation held twelve regular monthly meetings and two special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective committees on which they serve. Members of the Board of Directors received a monthly retainer of $1,000 for serving on the Board of Directors of the Corporation. In addition, each director received a $500 fee for each of the committee meetings he or she attended with the exception of Mr. Paden who does not receive any compensation for committee meetings. The Board consists of eight members, all of whom except Mr. Paden qualify as “independent directors” under the standard of the NASDAQ Stock Market, Inc.
     The Board encourages all directors to attend the Annual Meeting of Shareholders, although no formal policy has been adopted by the Board regarding such attendance. All members of the Board immediately prior to the Annual Meeting of Shareholders held in March 2007 attended such meeting.
     At the director’s organizational meeting, held on April 10, 2007, following the last Annual Shareholders Meeting of the Farmers National Banc Corp., the following committees were appointed by the President & Secretary:
     The Board of Directors has an Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Directors Crawford, Fisher, Scott and Wertz. Each of the members is independent from the Corporation, in accordance with the requirements of the National Association of Securities Dealers. The Board of Directors has determined that Messrs. Scott and Fisher qualify as Audit Committee financial experts. The Audit Committee met four times in 2007. Included in the functions performed by the Audit Committee are (i) review the internal auditing procedures and controls of the Corporation and its subsidiary; (ii) review reports prepared by the internal and external auditor; (iii) formally report to the full Board of Directors its evaluations, conclusions and recommendations with respect to the Corporation’s implementation of its policies, practices and controls; (iv) hold discussions with external auditors regarding the quality of the Corporation’s financial reporting; (v) recommend to the Board of Directors that the Corporation’s financial statements be included in the annual report in Form 10-K filing; and (vi) review and discuss audited financial statements with the external auditor and management. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter can be found on the Corporation’s web site at www.fnbcanfield.com.
     Audit Committee Report: The Corporation’s Audit Committee has reviewed and discussed with management the audited financial statements of the Corporation for the year ended December 31, 2007. In addition, the Committee has discussed with Crowe Chizek and Company LLC, the independent auditing firm for the Corporation, the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and Rule 2-07, Communication with Audit Committees, of Regulation S-X.
     The Committee also has received the written disclosures from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1, and have discussed with Crowe Chizek and Company LLC its independence from the Corporation.
     Based on the foregoing discussion and reviews, the Committee has recommended to the Corporation’s Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.
     The Board of Directors has a Discount Loan Committee consisting of all the directors. The function of this committee is to review all loans made during the previous periods and to approve any new loan applications or loan commitments, which are greater than the lending limits of specific loan officers or the Executive Loan Committee. This committee meets on a regular biweekly basis with three members of the Bank’s Executive Loan Committee.

     The Board of Directors has a Building Committee consisting of all the directors. The function of this committee is to oversee site selection for new offices, remodeling projects and any other modifications to the Corporation’s buildings. This committee did not meet in 2007.
     The Board of Directors has a Long-Range and Strategic Planning Committee consisting of all the directors. This committee is responsible for the formulation and implementation of the Corporation’s long range Strategic Plan and short term Business Plan. This committee did not meet in 2007.
     The Board of Directors has a Risk Management and Insurance Committee consisting of Directors Wertz, Brown, Macali and EVP/CFO Culp. The function of this committee is to annually review all insurance protection and coverage maintained by the Corporation. This committee met once in 2007.
     The Board of Directors has an Executive Compensation and Employees Salary Committee the (“Compensation Committee”) consisting of Directors Brown, Macali, Lane, Crawford, Scott, Fisher and Wertz. Each of the members is independent from the Corporation, in accordance with the requirements of the National Association of Securities Dealers. During 2007, this Compensation Committee met once. Duties of this committee include reviewing the performance of and establishing compensation for the officers of the Corporation’s subsidiary, Farmers National Bank of Canfield. The Compensation Committee also administers the Farmers National Banc Corp. 1999 Stock Option Plan. The Compensation Committee does not have a charter.
     The Board of Directors has a Nominating Committee consisting of Directors Brown, Macali, Lane, Crawford, Scott, Fisher and Wertz. Each of the members is independent from the Corporation, in accordance with the requirements of the National Association of Securities Dealers. During 2007, the Nominating Committee met once. This committee is responsible for selecting and recommending to the Board of Directors with respect to: (a) nominees for election as Directors at the Annual Meeting of shareholders; (b) nominees to fill Board vacancies; and (c) the composition of membership of the various other standing Board committees. The Nominating Committee will consider director nominees recommended by shareholders, provided these nominations are in accordance with the procedures set forth in the Corporation’s Code of Regulations. The Code of Regulations requires that nominations made by a shareholder be made in writing to the Secretary of the Corporation not less than 90 nor more than 120 days prior to the Annual Meeting. The nomination must include the name, age, address, principal occupation and employment history for at least five years, the number of shares of the Corporation owned by the nominee and the identity and ownership of shares of the shareholder making such nomination. The Corporation may also require other information reasonably required allowing the Nominating Committee to make an informed decision regarding the qualifications and characteristics of the nominee. In its deliberations for all candidates, the Nominating Committee considers a candidate’s personal and professional integrity as well as knowledge of the banking business, involvement in community, business and civic affairs. In searching for qualified director candidates to fill vacancies to the Board, the Nominating Committee solicits potential candidates from members of the Board. If no acceptable candidates are found from such solicitation, each member of the Board is asked to seek suggested candidates from their respective trusted personal and business advisors. In this process, nominations from shareholders will also be considered. With respect to nominating an existing director for re-election, the Nominating Committee will consider the intentions of the Director to continue to serve the Corporation, and will consider and review such director’s Board and committee attendance, performance and independence. The Nominating Committee operates under a written charter adopted by the Board of Directors. A copy of the Nominating Committee Charter can be found on the Corporation’s web site at www.fnbcanfield.com.
     NOTE: THE ABOVE COMMITTEES ARE COMMITTEES OF THE FARMERS NATIONAL BANK OF CANFIELD (THE “BANK”), A WHOLLY OWNED SUBSIDIARY OF FARMERS NATIONAL BANC CORP. CURRENTLY, THE MEMBERS OF FARMERS’ BOARD OF DIRECTORS ALSO SERVE AS THE DIRECTORS OF THE BANK, AND ATTEND BOARD MEETINGS FOR BOTH FARMERS AND THE BANK. ALTHOUGH THESE MEETINGS ARE CONDUCTED SEPARATELY

ON THE SAME DAY, A MEMBER RECEIVES COMPENSATION (WHICH IS PAID BY FARMERS) FOR ONLY ONE MEETING; CONSEQUENTLY, MEMBERS ATTENDING A MEETING OF THE BOARDS OF BOTH FARMERS AND THE BANK ON A SINGLE DAY ARE CREDITED WITH ONE BOARD MEETING FOR ATTENDANCE AND COMPENSATION PURPOSES.
     The Corporation’s Board of Directors provides a process for security holders to send communications to the Board of Directors, which is as follows: any shareholder wishing to communicate with the Board of Directors, or an individual member of the Board may do so in writing by sending such communication to Mr. Frank L. Paden, President at the main office of the Corporation, 20 South Broad Street, P.O. Box 555, Canfield, Ohio 44406. All communications that are within the scope of the responsibilities of the Board and its Committees are to be presented to the Board not later than the next regularly scheduled Board meeting, unless in good faith, such communication can not be transmitted timely to the members of the Board, then such communication shall be presented at the next subsequent regularly scheduled Board meeting.
Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee whose names appear under Executive Compensation and Employees Salary Committee each served during fiscal year 2007. The Board has determined that each of the members of the Compensation Committee is independent as defined by the NASDAQ listing standards. None of these individuals are officers or former officers of the Corporation or the Bank. No corporate or committee interlocks exist which require disclosure under SEC regulations.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed with management the disclosures contained in the section entitled “Compensation Discussion and Analysis and Report of Compensation Committee” (see below) and, based on such discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis and Report of Compensation Committee be included in this Proxy Statement for the Corporation’s 2007 Annual Meeting of the Stockholders. No member has registered a disagreement with this report. Members of the Compensation Committee are: James R. Fisher, Chairman, Benjamin R. Brown, Ralph D. Macali, Joseph D. Lane, Earl R. Scott, Anne Frederick Crawford and Ronald V. Wertz.
EXECUTIVE COMPENSATION
     Compensation Discussion and Analysis and Report of Compensation Committee
     This section explains the Corporation’s executive compensation program as it relates to its executive officers.
     Responsibility. Policy and decision-making relating to compensation of the Corporation’s executives rest with the Executive Compensation and Employees Salary Committee of the Board of Directors, which is made up of all of the independent directors. The Compensation Committee may not delegate its authority. No officers of the Corporation sit on the Compensation Committee, nor do any officers have a role in determining executive compensation. The Compensation Committee reports to the full Board, but its decisions are not subject to full Board approval. No compensation consultants were used in 2007. The Compensation Committee sets the limits for compensation increases in the aggregate for all staff, reviews performance of executive officers and sets their salaries for the coming year. The Compensation Committee also negotiated the terms of the executive contracts referred to as Employment Contracts of Executives, discussed below. In addition, the Compensation Committee recommends any incentive or bonus program to the Board.
     Objectives. The Compensation Committee oversees an integrated compensation program having several elements as discussed below. With respect to each element of executive compensation, the Compensation Committee has the objectives of providing the Bank, its staff and the communities it serves with consistent long-term leadership of the highest quality possible while protecting the interests of the shareholders.
     What the Compensation Program is Designed to Reward. The executive compensation programs are designed to reward: (1) specific job performance by the individual in question; (2) contribution to target levels of growth, profitability, stability and capital; and, (3) two additional specific items of corporate performance in the banking industry: return on equity (ROE) and return on assets (ROA). Also considered is the executive’s contribution to the general success of the Bank and its business plan. Successful bank operations depend upon accomplishment in all areas and integration with the business community’s direction and success in the Bank’s market areas. Executive performance is therefore evaluated using these factors as well. Specific results of each executive’s area of responsibility are evaluated and considered. The Compensation Committee evaluates the President (Principal Executive Officer) on the same basis as other executive officers with weight being given to the achievement of target levels of growth, capital and return on equity, and, in addition, specific target goals of the overall strategic plan of the Bank.
     Elements of Compensation. The elements of compensation currently used by the Compensation Committee are: (1) salary, (2) participation in the Stock Option Plan, (3) Deferred Compensation Agreements, and (4) the Corporation’s non-discriminatory 401(k) Plan. The Corporation pays each of these elements because it believes each element contributes to an integrated, balanced, fair, and competitive compensation program. Such a program is necessary for the Bank to attract and retain the consistent, long-term leadership that is required for the Bank to succeed. The Compensation Committee recommends and determines the amounts for each element based upon its straightforward judgments about the performance of individuals and the long-term interests of the Corporation’s shareholders. The Compensation Committee’s policy for allocating between long-term and currently paid out compensation is to emphasize a competitive salary structure. There have been no grants of options under the Stock Option Plan in 2007. Each element of compensation is presented in the Summary Compensation Table provided below.
     Determination of Amounts of Compensation. The Compensation Committee does not engage in any “benchmarking” of the Corporation’s compensation against any other institution; however, it is aware of the competitive market for banking executives in the Corporation’s geographic market. The Corporation’s compensation program for the elements of salary and stock options must be competitive in the relevant market, and this is the primary consideration in setting levels of salaries and grants under the Stock Option Plan. There are no additional Deferred Compensation Agreements or Employment Contracts of Executives presently contemplated by the Compensation Committee.
     Summary Compensation Table. Listed below is the total compensation paid by the Corporation’s subsidiary, The Farmers National Bank of Canfield, during the fiscal years indicated to the named person(s) for their respective services in all capacities, specifically setting forth the direct compensation to the President & CEO (who is also the Corporation’s Principal Executive Officer), the Principal Financial Officer and two other Executive Officers who received cash and cash equivalent compensation in excess of $100,000. The Compensation Committee has recommended and approved the compensation set forth below.

Summary Compensation Table

		Annual Salary	401(k)	All Other
		and Director	Corporation	Compensation
Name and Principal Position	Year	Fees (a)	Contribution (b)	(c)	Total
Frank L. Paden	2007	227,250	9,041	9,759	246.050
President & CEO	2006	227,250	9,686	9,998	246,934
Principal Executive Officer	2005	227,250	12,757	9,091	249,098

Carl D. Culp	2007	129,328	5,424	418	135,170
Executive VP & CFO	2006	128,706	5,719	252	134,677
Principal Financial Officer	2005	123,858	7,286	252	131,396

Donald F. Lukas	2007	129,328	5,424	7,373	142,125
Senior Vice President	2006	128,706	5,719	6,565	140,990
	2005	123,858	7,286	6,288	137,432

Mark L. Graham	2007	103,334	4,334	745	108,413
Senior Vice President	2006	102,839	4,574	684	108,097
	2005	99,260	5,858	684	105,802

(a)	The amount of Director Fees included in this annual amount is as follows: Paden ($12,000 for 2007, 2006 and 2005 respectively).

(b)	In May 1996, the Corporation adopted a 401(k) Profit Sharing Retirement Savings Plan. All employees of the Bank who have completed at least one year of service and meet certain other eligibility requirements are eligible to participate in the Plan. Under the terms of the Plan, employees may voluntarily defer a portion of their annual compensation, not to exceed 15%, pursuant to Section 401(k) of the Internal Revenue Code. The Bank matches a percentage of the participants’ voluntary contributions up to 6% of gross wages. In addition, at the discretion of the Board of Directors, the Bank may make an additional profit sharing contribution to the Plan. The Bank’s contributions are subject to a vesting schedule and the Plan meets the requirements of Section 401(a) of the Internal Revenue Code and Department of Labor Regulations under ERISA.

(c)	Amounts represent cost of group term life insurance and other benefits, and for Messrs. Paden and Lukas, accrued amounts under each of their respective deferred compensation agreements.
There were no bonus payments to the named executives for the years shown above, and no stock options granted; accordingly, salary was the primary compensation.
     Deferred Compensation Agreements. In 1991, as a result of certain changes in the Internal Revenue Code, the Bank’s former pension plan was amended to reduce significantly the benefits of several key employees, including those of Mr. Paden and Mr. Lukas. As a result, the Bank has entered into Deferred Compensation Agreements with two of the executive officers named above, Mr. Paden and Mr. Lukas. Under the terms of the Deferred Compensation Agreements, upon retirement, Mr. Paden will receive monthly payments of $930.00 and Mr. Lukas will receive monthly payments of $815.00, each for a period of two hundred and four (204) consecutive months. In the event that any payments remain payable to the executive officer at the time of his death, the remaining payments will be discounted to present value (at the rate of 6% compounded annually) and paid to his surviving spouse in a lump sum. If there is no surviving spouse, the lump sum payment will be made to the estate of the deceased executive. Payments will be prorated in the event the employee retires before the age of 65, and will be increased if he retires after the age of 65. These Agreements are funded by life insurance policies owned by the Bank, on which the Bank is the beneficiary and on which the Bank pays the premiums. These Agreements also provide that these executive officers will be available to perform consulting services for the Bank during the period they are receiving these payments, and prohibits them from entering into competition with the Bank during that same period.
EMPLOYMENT CONTRACTS OF EXECUTIVES
     The Corporation has entered into employment contracts with Frank L. Paden, Carl D. Culp, Donald F. Lukas and Mark L. Graham. The Corporation desires to provide for the continued employment of these executives resulting in continuity of management for the future. Each executive has entered into an employment contract on or about March 29, 2001. Each employment contract for each respective executive provides the following terms and conditions of employment:
•	Each executive shall have a term of employment commencing on the date of the employment contract and continuing until that annual meeting which takes place during the third calendar year following the date of the agreement. At each successive annual meeting after the date of execution, the term of employment is renewed for an additional three-year period of time. The agreement shall continue until terminated pursuant to its terms.

•	The executive can only be terminated by the Corporation for cause, as that term is described in the agreement. If terminated, the executive shall be paid his salary for his remaining term of employment. Such payment shall be made in lump sum.

•	If a change in control of the Corporation shall occur and the executive leaves the employment of the Corporation within eighteen (18) months following the change of control, in addition to the above compensation, the employee shall receive a lump sum payment of three (3) times his prior year’s compensation. The compensation which might be paid to each of the named executives pursuant to a change in control, based upon compensation received in 2007 is: Frank L. Paden $747,147; Carl D. Culp $405,510; Donald F. Lukas $426,375; Mark L. Graham $325,239. Upon termination for any reason, each of the executives shall be subject to a two-year non-compete and non-solicitation agreement, which shall prevent such individual from working for a competitor of the Corporation or the Bank.

•	If the executive is terminated without cause, or leaves the Corporation within eighteen (18) months following a change of control, or if the Board fails to elect the executive to a position of comparable duties and responsibilities then being served by the executive, all stock options previously granted to the executive shall become immediately exercisable and vested.
              The Compensation Committee of the Board of Directors approved the terms of the employment contracts.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
              The following table sets forth the incentive stock options granted to the Corporation’s President & CEO, Executive Vice President and CFO, and other named Executive Officers under the Farmers National Banc Corp. 1999 Stock Option Plan. The Compensation Committee of the Board of Directors has approved the grants of incentive stock options described below. No options have been exercised.

	Number of Securities
	Underlying Unexercised
	Options
	Which are
	Exercisable	Exercise Price (2)
Name	(1)	Per share	Expiration Date
Frank L. Paden	7,500	$11.00	11/09/2009
Carl D. Culp	3,000	$11.00	11/09/2009
Donald F. Lukas	3,000	$11.00	11/09/2009
Mark L. Graham	2,000	$11.00	11/09/2009

(1)	Options granted in 2001 are incentive stock options, which are exercisable equally over a five-year vesting period; however, all options become immediately exercisable in the event of a change in control of the Corporation. These options were granted for a term of eight years, subject to earlier termination in certain events related to termination of employment. All options granted have been vested and are exercisable.

(2)	Exercise price is the fair market value on the date of the grant.

DIRECTOR COMPENSATION TABLE
     The following table presents information regarding the compensation paid during the fiscal year 2007 to its Non-Employee Directors. The compensation paid to Mr. Paden, the CEO, for director services is included in the Summary Compensation Table and the related explanatory tables herein.

	Fees Earned or Paid in
Name of Director	Cash ($)*	Total ($)
Benjamin R. Brown	24,500	24,500
Anne Frederick Crawford	27,000	27,000
James R. Fisher	26,000	26,000
Joseph D. Lane	24,500	24,500
Ralph D. Macali	25,500	25,500
Earl R. Scott	27,000	27,000
Ronald V. Wertz	27,000	27,000

*	Directors received a monthly retainer of $1,000 for serving on the Board of Directors of the Corporation. In addition, these directors received a $500 fee for each of the committee meetings attended.
INDEBTEDNESS OF MANAGEMENT
     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, executive officers and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Since the beginning of 2007, the largest aggregate extensions of credit to executive officers, directors and their associates during the year ended December 31, 2007 was $6,336,936 or 8.57% of Equity Capital Accounts. In the opinion of the management of the Bank, these transactions do not involve more than a normal risk of collection or present any unfavorable features.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
     Crowe Chizek and Company LLC (“Crowe Chizek”) has served as the Corporation’s independent public accountant for the fiscal year ending December 31, 2007. They have served in that capacity since 2003. Crowe Chizek is expected to have a representative present at the Annual Meeting and will be available to respond to shareholders’ questions and if it desires, will have an opportunity to make any statement it considers appropriate.
PRINCIPAL ACCOUNTING FIRM FEES
     The following table sets forth the aggregate fees billed to Farmers National Banc Corp. for the fiscal years ended December 31, 2007 and 2006 by the Corporation’s principal accounting firm, Crowe Chizek:

	12/31/07	12/31/06
Audit Fees (1)	$215,000	$215,000
Audit – Related Fees (2)	$11,500	$12,720
Tax Fees (3)	$14,970	$18,090
All Other Fees	0	0
Total Fees	$242,230	$245,810

(1)	Includes fees related to the audit of the consolidated financial statements and internal control over financial reporting of Farmers National Banc Corp., including quarterly reviews and review of Forms 10-Q and 10-K.

(2)	Includes fees related to the audit of the Corporations 401(K) Plan and accounting consultations.

(3)	Includes fees for services performed related to the preparation of various federal, state and local income tax returns and tax planning.
     The Audit Committee has adopted a policy for pre-approving all permissible services performed by Crowe Chizek. This policy requires the pre-approval of all services that may be provided by our independent auditors. All of the services provided by Crowe Chizek for the fiscal year ending

December 31, 2007 were subject to this policy and were approved by the Audit Committee under this policy. The Audit Committee has determined that the fees paid to Crowe Chizek during 2007 are compatible with maintaining the auditor’s independence.
SHAREHOLDER PROPOSALS
     Any Shareholder proposal intended to be placed in the Proxy Statement for the 2008 Annual Meeting to be held in March 2009 must be received by the Corporation no later than November 1, 2008. Written proposals should be sent to Carl D. Culp, Executive Vice President and Treasurer, Farmers National Banc Corp., 20 South Broad Street, P.O. Box 555, Canfield, Ohio 44406. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Securities and Exchange Commission. Reference is made to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for information concerning the content and form of such proposal and the manner in which such proposal must be made.
SHAREHOLDERS SHARING AN ADDRESS
     The Corporation has adopted a procedure called “housekeeping” which is approved by the SEC. Under this procedure, the Corporation is delivering one copy of this Proxy Statement to multiple shareholders who share the same mailing address unless the Corporation has received contrary instructions from an affected shareholder. By adopting this procedure, the Corporation will reduce its printing costs, mailing costs and fees. Shareholders will continue to receive separate proxy cards.
     The Corporation will promptly deliver without charge a separate copy of the Proxy Statement to any shareholder at a shared address to which a single copy of the Proxy Statement was delivered upon receipt of an oral or written request. To receive a separate copy of the Proxy Statement, a shareholder may write or call the Corporation at:
Investor Relations
Farmers National Bank
20 South Broad Street
PO Box 555
Canfield, Ohio 44406
1-888-988-3276

ANNUAL REPORT ON FORM 10-K
     A copy of the Corporation’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission, will be available without charge to shareholders upon written request to Carl D. Culp, Executive Vice President and Treasurer, Farmers National Banc Corp., 20 South Broad Street, P.O. Box 555, Canfield, Ohio 44406.
BY ORDER OF THE BOARD OF DIRECTORS,
FRANK L. PADEN, PRESIDENT & SECRETARY

FARMERS NATIONAL BANC CORP.
20 South Broad St., P.O. Box 555, Canfield, Ohio 44406
PROXY FOR ANNUAL MEETING
SOLICITED BY THE BOARD OF DIRECTORS
KNOW ALL MEN BY THESE PRESENT, that I, the Undersigned Shareholder of Farmers National Banc Corp. (the “Corporation”), do hereby nominate and appoint Richard L. Calvin, Edward A. Ort and Robert K. Hendricks (no officer or employee of the Corporation may be named as proxy) or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on February 1, 2008, at the Annual Meeting of its Shareholders to be held at Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Rd., Canfield, Ohio 44406 on Thursday, March 27, 2008 at three-thirty o’clock (3:30) P.M., Eastern Standard Time, or any adjournment thereof with all the powers the undersigned would possess if personally present as follows:
1. PROPOSAL NO. 1: ELECTION OF DIRECTORS: The election of the two (2) persons listed in the Proxy Statement dated March 6, 2008 accompanying the notice of said meeting. The Corporation proposes these nominees. Please give your instructions by marking the box of your choosing.

FOR	AGAINST	WITHHOLD
Joseph D. Lane
Ronald V. Wertz

2. PROPOSAL NO. 2: AMENDMENT TO THE CODE OF REGULATIONS RELATING TO ANNUAL MEETING DATE. Please give your instructions by marking the box of your choosing.

FOR	AGAINST	WITHHOLD
Amendment to Article II, Section I of the Code of Regulations

3. SUCH OTHER BUSINESS as may properly come before the meeting or any adjournment thereof.
     IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THIS PROXY CONFERS AUTHORITY TO VOTE AND WILL BE VOTED “FOR” EACH PROPOSITION LISTED. If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of the Board of Directors.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSITIONS. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.
     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE (whether or not you plan to attend the meeting in person).
     IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

DATED

Signature of Shareholder(s) *

*	When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint holders must sign.